Exhibit 99.1

Secured Digital's Net Income Expected to Increase by 106% for First Nine
                             Months of 2007

    NEW YORK--(BUSINESS WIRE)--Oct. 9, 2007--Secured Digital Applications, Inc. (OTCBB:SDGL), a global provider of Business Process Outsourcing services and systems integrator for Radio Frequency Identification enabled tracking applications, today announced that the Company anticipates revenue for the quarter ended September 30, 2007 of approximately $12 million which is within the estimate provided in the Company's January 3, 2007 press release.

    For the nine months ended September 30, 2007, the Company expects to generate revenue of approximately $33 million, a 26% increase over the same period in 2006. Management reaffirmed its guidance for fiscal 2007 revenue of $44 - $48 million. Net income from operations for the nine months ended September 30, 2007 is estimated at $1.05 million, which is 106% higher than the comparable period in 2006. All forecasts are based upon the Company's anticipated unaudited financial results for the periods indicated.

    The Company noted that it will be filing its quarterly report on Form 10-Q for the quarter ended September 30, 2007 on or before November 14, 2007.

    About Secured Digital Applications, Inc.:

    Secured Digital Applications, Inc. ("SDA" or the "Company") is a global provider of Business Process Outsourcing ("BPO") services and systems integrator for Radio Frequency Identification ("RFID") enabled tracking applications. The Company's BPO services include online financial accounting integrated with RFID enabled document, people, inventory and asset tracking applications; and multimedia content production. The Company's media production includes content for television, the Internet and multimedia presentations. The Company also develops and implements solutions for smarthome and biometric security. The Company's current target market for its products and services include customers from the United States, Asia and Australia. SDA's BPO services offer a "best in class" option for its clients which allow SDA the opportunity to create a long-term strategic partnership. All of the Company's services are comprehensive and fully managed, and afford the Company's clients the time to focus on their core business while maximizing the efficiency of their overall business. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

    Safe Harbor Statement:

    Information contained in this release includes forward-looking statements and information that is based on beliefs of, and information currently available to, management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include but are not limited to: the impact of unanticipated charges, write-downs, write-offs and other financial adjustments on anticipated financial results; risks and uncertainties inherent in the fact that the Company's anticipated financial results for the periods indicated are based upon an unaudited, internal review of the Company's financial performance rather than an audited and independent analysis of the Company's financial performance for the periods indicated; economic downturns; failure to achieve anticipated short- and long-term financial benefits from our business; failure to achieve market demand and acceptance for our products and services; and our ability to obtain financing on terms acceptable to us to finance our business and growth strategy. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors should carefully consider the preceding information before making an investment in the common stock of the Company.

    CONTACT: Newport Capital Consultants
             Stephen Jones, 972-712-1039
             esjones1@aol.com